3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BioLife Solutions Reports Second Quarter 2025 Financial Results

Cell Processing revenue of $23.0 million, up 28% over Q2 2024

GAAP gross margin of 62% and non-GAAP adjusted gross margin of 65%

GAAP net loss of $15.8 million, inclusive of a non-cash $15.5 million IPR&D expense, and non-GAAP adjusted EBITDA of $6.1 million or 24% of revenue

Raises full-year 2025 revenue guidance to $100.0 million - $103.0 million, and full-year 2025 Cell Processing revenue guidance to $91.0 million - $93.0 million

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (August 7, 2025) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of cell processing tools and services for the cell and gene therapy (“CGT”) market, announces financial results for the three and six months ended June 30, 2025.

Roderick de Greef, BioLife’s Chairman and CEO, commented, “We delivered another strong quarter with cell processing revenue increasing 28% year-over-year and marking our seventh consecutive quarter of sequential growth. Performance was led by our biopreservation media (BPM) franchise, where we saw continued strength across both direct and distributor channels. Notably, customers with approved commercial therapies again represented approximately 40% of total BPM revenue – underscoring the recurring nature of our product and the spec’d in consistency of our model. With our media embedded in 16 approved therapies and supporting more than 250 ongoing commercial trials, including over 30 in Phase III, we’ve established BioLife as the default partner for clinical programs across all phases, including later stage trials where clinical success is more likely and the path to commercial revenue is clearest.

“With this momentum and improved visibility into the second half, even against an uncertain macro backdrop, we are raising our full year guidance for cell processing revenue,” he added. “Continued outperformance in cell processing and meaningful year-over-year expansion in adjusted EBITDA margin reflect the operating leverage and financial benefits of our streamlined operations and focused product portfolio – positioning BioLife to deliver sustained growth and long-term shareholder value.”

Second Quarter 2025 Business Highlights

•Our biopreservation media is utilized in over 250 ongoing, relevant commercially sponsored clinical trials in the U.S., representing more than 70% market share. This includes over 30 Phase III trials which account for nearly 80% of these late-stage trials. Our CellSeal vials and hPL products are also used in over 35 commercially sponsored clinical trials in the U.S.

•Our biopreservation media is embedded in 16 unique commercial CGT's as of June 30, 2025, with expectations that approvals for 10 additional products, geographic expansions, earlier lines of treatment, or new indications will occur over the next 12 months. Our CellSeal cryogenic vials and hPL products are embedded into four approved therapies.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
•On April 4, 2025, we acquired the remaining 90% of the shares of PanTHERA CryoSolutions, Inc. ("PanTHERA"), a privately held developer of novel cryopreservation solutions based on proprietary Ice Recrystallization Inhibitor (“IRI”) technology. Full ownership of PanTHERA fortifies our position as the biopreservation market leader and adds core scientific capabilities to our management team.

•On July 18, 2025, the Company purchased $2.0 million of convertible notes in Pluristyx, Inc. ("Pluristyx"), a Seattle-based developer of induced pluripotent stem cell ("iPSC") based products for cell therapy developers.

The Company accounted for the PanTHERA transaction as an asset acquisition. Because the IRI cryopreservation technology was under development at the time of the transaction, it is considered in-process research and development ("IPR&D") as of the date of acquisition. The Company valued the IRP&D asset at $15.5 million, and in accordance with US GAAP, determined that the fair value of the asset should be immediately expensed. The expense is reported in our Condensed Consolidated Statements of Operations. This one-time, non-cash charge impacted GAAP EPS by approximately $0.32 and $0.33 for the three and six months ended June 30, 2025, respectively. This charge has been excluded from our non-GAAP financial results.
Second Quarter 2025 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. generally accepted accounting principles (GAAP) and as adjusted (non-GAAP). In addition, BioLife Solutions is presenting Global Cooling, Inc., SciSafe, and CBS as discontinued operations for all periods presented within the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations. The Condensed Consolidated Statements of Comprehensive Loss, Condensed Consolidated Statements of Shareholders' Equity, and Condensed Consolidated Statements of Cash Flows are presented on a consolidated basis for both continuing operations and discontinued operations. All amounts, percentages, and disclosures for all periods presented reflect only the continuing operations of the Company unless otherwise noted.

REVENUE

•Total revenue for the second quarter of 2025 was $25.4 million, an increase of $5.7 million, or 29%, from $19.7 million for the second quarter of 2024 and up $1.5 million, or 6%, from the first quarter of 2025.

◦Cell Processing platform revenue was $23.0 million, an increase of $5.0 million, or 28%, from the same period in 2024 and up $1.4 million, or 6%, from the first quarter of 2025.

◦evo and Thaw platform revenue was $2.5 million, an increase of $0.7 million, or 44%, from the same period in 2024 and up $0.1 million, or 5%, from the first quarter of 2025.

•Total revenue for the six months ended June 30, 2025 was $49.4 million, an increase of $11.2 million, or 29%, from $38.1 million for the same period in 2024.

◦Cell Processing platform revenue for the six months ended June 30, 2025 was $44.6 million, an increase of $10.4 million, or 30%, from the same period in 2024.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

◦evo and Thaw platform revenue for the six months ended June 30, 2025 was $4.8 million, an increase of $0.9 million, or 22%, from the same period in 2024.

GROSS MARGIN

•Gross margin (GAAP) for the second quarter of 2025 was 62% compared with 64% for the second quarter of 2024. Adjusted gross margin (non-GAAP) for the second quarter of 2025 was 65% compared with 67% for the second quarter of 2024.

•Gross margin (GAAP) for the six months ended June 30, 2025 was 63% compared with 64% for the same period in 2024. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2025 was 65% compared with 67% for the same period in 2024.

OPERATING LOSS FROM CONTINUING OPERATIONS

•Operating loss from continuing operations (GAAP) for the second quarter of 2025 was $16.6 million compared with $1.3 million for the second quarter of 2024. Adjusted operating loss (non-GAAP) for the second quarter of 2025 was $0.5 million compared with $0.8 million for the second quarter of 2024.

•Operating loss from continuing operations (GAAP) for the six months ended June 30, 2025 was $17.9 million compared with $4.6 million for the same period in 2024. Adjusted operating income (non-GAAP) for the six months ended June 30, 2025 was $0.4 million compared with adjusted operating loss of $3.2 million for the same period in 2024.

NET LOSS FROM CONTINUING OPERATIONS

•Net loss from continuing operations (GAAP) for the second quarter of 2025 was $15.8 million compared with $5.6 million for the second quarter of 2024. Adjusted net income (non-GAAP) for the second quarter of 2025 was $0.5 million compared with adjusted net loss of $1.0 million for the second quarter of 2024.

•Net loss from continuing operations (GAAP) for the six months ended June 30, 2025 was $16.3 million compared with $8.8 million for the same period in 2024. Adjusted net income (non-GAAP) for the six months ended June 30, 2025 was $2.1 million compared with adjusted net loss of $3.2 million for the same period in 2024.

LOSS PER SHARE FROM CONTINUING OPERATIONS

•Loss per share from continuing operations (GAAP) for the second quarter of 2025 was $0.33 compared with $0.12 for the second quarter of 2024.

•Loss per share from continuing operations (GAAP) for the six months ended June 30, 2025 was $0.34 compared with $0.19 for the same period in 2024.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the second quarter of 2025 was $6.1 million, or 24% of revenue, compared with $3.9 million, or 20% of revenue, for the second quarter of 2024.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
•Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2025 was $11.8 million, or 24% of revenue, compared with $6.5 million, or 17% of revenue, for the same period in 2024.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of June 30, 2025, were $100.2 million.

(As a result of presenting amounts in millions, rounding differences may exist in the percentages above.)
2025 Financial Guidance

BioLife Solutions is raising its 2025 revenue guidance to $100.0 million to $103.0 million from prior guidance of $95.5 million to $99.0 million, representing growth of 22% to 25% compared with 2024. This guidance is based on the following expectations:

•Cell Processing platform revenue: Revised to $91.0 million to $93.0 million from prior guidance of $86.5 million to $89.0 million. The revised guidance reflects a year-over-year growth of 24% to 26%.

•evo and Thaw platform revenue: Affirms guidance of $9.0 million to $10.0 million, reflecting year-over-year growth of 3% to 15%.

Management expects 2025 gross margin (GAAP) in the low 60% range and adjusted gross margin (non-GAAP) in the mid-60% range, as well as a reduction in net loss (GAAP), and continued expansion of adjusted EBITDA margin (non-GAAP) compared with 2024.
Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 1-833-630-0431 or 1-412-317-1808 for international callers. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife is a leading developer and supplier of cell processing tools and services for the CGT market. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, manufacturing and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
Words such as “plans,” "intend," “expects,” "continue," “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included on a consolidated basis in this release: adjusted gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

Alliance Advisors IR
Jody Cain

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
(310) 691-7100
jcain@allianceadvisors.com

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and share data)	2025	2024	2025	2024

Product revenue	$23,709	$18,112	$46,008	$34,855
Service revenue	36	74	96	99
Rental revenue	1,676	1,529	3,258	3,194
Total product, rental, and service revenue	25,421	19,715	49,362	38,148
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	8,988	6,508	17,142	12,700
General and administrative	11,396	9,318	22,898	19,715
Sales and marketing	2,732	2,483	5,328	4,859
Research and development	2,719	2,029	4,923	4,104
IPR&D expense	15,521	—	15,521	—
Intangible asset amortization	708	683	1,410	1,371
Total operating expenses	42,064	21,021	67,222	42,749
Operating loss	(16,643)	(1,306)	(17,860)	(4,601)

Other income (expense):
Change in fair value of equity investments	—	(4,074)	—	(4,074)
Interest income (expense), net	684	(325)	1,365	(465)
Other income	247	146	349	399
Total other income (expense), net	931	(4,253)	1,714	(4,140)

Loss before income tax expense	(15,712)	(5,559)	(16,146)	(8,741)
Income tax expense	(126)	(1)	(140)	(18)
Net loss from continuing operations	$(15,838)	$(5,560)	$(16,286)	$(8,759)

Discontinued operations:
Loss from discontinued operations before income tax expense	—	(15,159)	—	(22,067)
Income tax expense	—	—	—	(114)
Loss from discontinued operations	$—	$(15,159)	$—	$(22,181)

Net loss	$(15,838)	$(20,719)	$(16,286)	$(30,940)

Loss from continuing operations, attributable to common shareholders:
Basic and Diluted	$(15,838)	$(5,560)	$(16,286)	$(8,759)
Loss from discontinued operations, attributable to common shareholders:
Basic and Diluted	$—	$(15,159)	$—	$(22,181)
Loss per share from continuing operations, attributable to common shareholders:
Basic and Diluted	$(0.33)	$(0.12)	$(0.34)	$(0.19)

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

Loss per share from discontinued operations, attributable to common shareholders:
Basic and Diluted	$—	$(0.33)	$—	$(0.49)
Net loss attributable to common shareholders:
Basic and Diluted	$(15,838)	$(20,719)	$(16,286)	$(30,940)
Net loss per share attributable to common shareholders:
Basic and Diluted	$(0.33)	$(0.45)	$(0.34)	$(0.68)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	47,798,146	46,004,037	47,468,266	45,718,232

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(15,838)	$(20,719)	$(16,286)	$(30,940)
Other comprehensive income (loss)	38	11	47	(210)
Comprehensive loss	$(15,800)	$(20,708)	$(16,239)	$(31,150)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	June 30,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents, and marketable securities	$100,237	$109,212
Working capital	97,120	116,027
Current assets	125,432	148,761
Total assets	387,240	399,487
Current liabilities	28,312	32,734
Long-term obligations	11,773	17,844
Accumulated deficit	(351,387)	(335,101)
Total shareholders' equity	$347,155	$348,909

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Six Months Ended June 30,
(In thousands)	2025	2024
Net cash provided by operating activities	$9,095	$1,984
Net cash used in investing activities	(66,709)	(13,656)
Net cash used in financing activities	(5,870)	(1,656)
Effects of currency translation	—	(65)
Net decrease in cash and cash equivalents	$(63,484)	$(13,393)

Cash and cash equivalents – beginning of period	$95,386	$35,438
Cash and cash equivalents – end of period	31,902	22,045

Marketable securities	68,335	14,808

Total cash, cash equivalents, and marketable securities	$100,237	$36,853

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Total revenues	$25,421	$19,715	$49,362	$38,148
Cost of revenues	(8,988)	(6,508)	(17,142)	(12,700)
COGS intangible asset amortization	(602)	(577)	(1,198)	(1,159)
GROSS PROFIT	$15,831	$12,630	$31,022	$24,289
GROSS MARGIN	62%	64%	63%	64%

ADJUSTMENTS TO GROSS PROFIT:
Gain on disposal of assets	—	—	(12)	—
Intangible asset amortization	602	577	1,198	1,159
ADJUSTED GROSS PROFIT	$16,433	$13,207	$32,208	$25,448
ADJUSTED GROSS MARGIN	65%	67%	65%	67%

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED OPERATING EXPENSES FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
OPERATING EXPENSES FROM CONTINUING OPERATIONS	$42,064	$21,021	$67,222	$42,749

ADJUSTMENTS TO OPERATING EXPENSES FROM CONTINUING OPERATIONS:
Cost of product, rental, and service revenues	(8,988)	(6,508)	(17,142)	(12,700)
Acquisition and divestiture costs(1)	59	(134)	(941)	(371)
Severance costs	—	—	(416)	—
IPR&D expense	(15,521)	—	(15,521)	—
Intangible asset amortization	(708)	(683)	(1,410)	(1,371)
Loss on disposal of assets	—	—	10	—
Other income	—	300	—	300
ADJUSTED OPERATING EXPENSES FROM CONTINUING OPERATIONS	$16,906	$13,996	$31,802	$28,607
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED OPERATING (LOSS) / INCOME FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
OPERATING LOSS FROM CONTINUING OPERATIONS	$(16,643)	$(1,306)	$(17,860)	$(4,601)

ADJUSTMENTS TO OPERATING LOSS FROM CONTINUING OPERATIONS

Acquisition and divestiture costs(1)	(59)	134	941	371
Severance costs	—	—	416	—
IPR&D expense	15,521	—	15,521	—
Intangible asset amortization	708	683	1,410	1,371
Gain on disposal of assets	—	—	(10)	—
Other income	—	(300)	—	(300)
ADJUSTED OPERATING (LOSS) / INCOME FROM CONTINUING OPERATIONS	$(473)	$(789)	$418	$(3,159)
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED NET INCOME / (LOSS) FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
NET LOSS FROM CONTINUING OPERATIONS	$(15,838)	$(5,560)	$(16,286)	$(8,759)

ADJUSTMENTS TO NET LOSS FROM CONTINUING OPERATIONS

Acquisition and divestiture costs(1)	(59)	134	941	371
Severance costs	—	—	416	—
IPR&D expense	15,521	—	15,521	—
Intangible asset amortization	708	683	1,410	1,371
Gain on disposal of assets	—	—	(10)	—
Change in fair value of equity investments	—	4,074	—	4,074
Income tax expense	126	1	140	18
Other income	—	(300)	—	(300)
ADJUSTED NET INCOME / (LOSS) FROM CONTINUING OPERATIONS	$458	$(968)	$2,132	$(3,225)
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
NET LOSS FROM CONTINUING OPERATIONS	$(15,838)	$(5,560)	$(16,286)	$(8,759)

ADJUSTMENTS:
Interest (income) expense, net	(684)	325	(1,365)	465
Accretion of available-for-sale investments	(200)	(137)	(305)	(320)
Income tax expense	126	1	140	18
Depreciation	673	746	1,356	1,513
Intangible asset amortization	708	683	1,410	1,371
EBITDA	$(15,215)	$(3,942)	$(15,050)	$(5,712)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	5,849	3,971	10,002	8,099
Acquisition and divestiture costs(1)	(59)	134	941	371
Severance costs	—	—	416	—
IPR&D expense	15,521	—	15,521	—
Gain on disposal of assets	—	—	(10)	—
Change in fair value of equity investments	—	4,074	—	4,074
Other income	—	(300)	—	(300)
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$6,096	$3,937	$11,820	$6,532
% of Revenue	24%	20%	24%	17%
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.